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                                                                  Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Lennar Corporation

We consent to the incorporation by reference in this Registration Statement of Lennar Corporation on Form S-3 of our reports dated January 11, 2000, except for
Note 15, as to which the date is February 16, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of Lennar Corporation for the year ended November 30, 1999, and to the reference to us under the heading "Experts" in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
Certified Public Accountants
Miami, Florida
July 28, 2000